Exhibit 23.1
Consent of Independent Auditors
The Board of Directors
e2v technologies plc
We consent to the incorporation by reference in the registration statement ((Nos. 333-87014, 333-94739,
333-91781, 333-91785, 333-91787, 333-104712, 333-91791, 333-46630, 333-33878, 333-127273, 333-
147401, 333-150633, 333-180923, 333-195454, 333-213170 and 333-217489) on Form S-8 of Teledyne Technologies Incorporated of our report dated June 6, 2017, with respect to the Consolidated Statement of Financial Position of e2v technologies plc as of March 31, 2016 and the related Consolidated Income Statement and Consolidated Statements of Comprehensive Income Cash flows and Changes in Equity for the year ended March 31, 2016, which report appears in the Form 8‑K/A of Teledyne Technologies Incorporated dated June 6, 2017. As more fully disclosed in Note 1 to the March 31, 2016 financial statements, the audit report is qualified due to the omission of comparative financial information.

/s/ KPMG LLP
London, United Kingdom
June 6, 2017